Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-112842) of The PBSJ Corporation of our report dated June 25, 2004 relating to the financial statements of The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Miami, Florida

June 28, 2004